The Finance Company of Pennsylvania

                               226 WALNUT STREET
                        PHILADELPHIA, PENNSYLVANIA 19106
                             TELEPHONE 215-351-4778

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 19, 2000

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      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The
Finance Company of Pennsylvania, a Pennsylvania corporation, will be held in the Independence Room of The Downtown Club, Public Ledger Building, 11th Floor, S.W. Corner 6th and Chestnut Streets, Philadelphia, Pennsylvania 19106, on Wednesday, April 19, 2000 at 11:00 A.M., Local Time, for the following purposes:

      1. To elect two directors to hold office for a term of three years and until their successors are duly elected and qualified.

      2. To vote upon ratification of the selection of Deloitte & Touche LLP as auditors of the Company for the period April 19, 2000 to April 18, 2001.

      3. To transact such other business as may properly come before the Meeting or any adjournment thereof as set forth in the Proxy Statement accompanying this Notice.

      The stock transfer books of the Company will not be closed but, in lieu thereof, the Board of Directors has fixed the close of business on February 25, 2000, as the record date for the determination of stockholders who will be entitled to notice of, and to vote at, the Meeting.

                                        By order of the Board of Directors,


                                                  DORANNE H. CASB
                                            Assistant Secretary/Treasurer

Dated March 3, 2000

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      If you do not expect to be present at the Meeting but wish our stock to be voted, please date, fill in and sign the enclosed form of Proxy and mail it in the enclosed stamped envelope. It is important that Proxies be returned promptly.